INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of the 5th day of November, 2009, by and between YTB INTERNATIONAL, INC., a Delaware corporation, by and on behalf of itself and its affiliates and subsidiaries (collectively, the “Corporation”), and HAROLD L. KESTENBAUM (“Indemnitee”), a member of the board of directors of the Corporation.

WHEREAS, the substantial risks of litigation against corporations and their directors  and officers subjects directors and officers of the Corporation to the possible necessity of incurring extraordinary expenses out of their personal funds either while liability insurance may be unavailable to them or because the expenditure is not covered by insurance policies then in effect; and

WHEREAS, it is the policy of the Corporation to indemnify its directors and officers so as to provide them with the maximum possible protection permitted by law; and

WHEREAS, Indemnitee does not regard the protection available under the Corporation’s organizational documents and insurance policies as adequate in the present circumstances; and

WHEREAS, the Corporation, in recognition of Indemnitee’s past service to the Corporation and in consideration of Indemnitee’s willingness to resign as a director, agrees to provide adequate indemnification protection to Indemnitee.

NOW, THEREFORE, in consideration of the foregoing, and the other promises and covenants herein contained, the Corporation and Indemnitee intending to be legally bound hereby agree as follows:

1.                 Definitions.  As used in this Agreement:

(a)           ‘Proceeding” shall include, without limitation, any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, including any appeals related thereto, whether brought by or in the right of the Corporation or otherwise, and whether of a civil, criminal, administrative, or investigative nature, and whether formal or informal in any case, in which Indemnitee is or was a party or is threatened to be made a party by reason of the fact that: (i) Indemnitee is or was a director and/or officer of the Corporation (or of any predecessor or subsidiary of the Corporation or any successor to the Corporation by merger), including actions taken by Indemnitee in such capacity; or (ii) Indemnitee is or was serving at the request of the Corporation as a director, officer, employee, agent, or fiduciary of any other corporation, partnership, joint venture, trust, or other enterprise (including but not limited to a subsidiary), including actions taken by Indemnitee in such capacity, and in any such case described above, whether or not Indemnitee was serving in any such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses may be provided under this Agreement.  Such request by the Corporation shall be presumed to exist in the case of a subsidiary or other entity in which the Corporation has an investment or contractual interest.  “Proceeding” also includes an action by Indemnitee, including without limitation any mediation or arbitration, to establish or enforce a right of Indemnitee under this Agreement.

(b)           “Expenses” shall include, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all expenses of investigation, costs of judicial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of Indemnitee attorneys’ fees and disbursements,  costs of meals, lodging and travel reasonably and necessarily incurred by Indemnitee to attend any Proceeding or event related to the Proceeding including but not limited to depositions and mediation sessions, and any other defense costs), incurred by Indemnitee in connection with any Proceeding or establishing or enforcing a right to indemnification under this Agreement, but shall not include any judgments, fines or penalties finally assessed against Indemnitee.

2.                 Indemnity in Third-Party Proceedings.  The Corporation shall indemnify Indemnitee against all Expenses, judgments, fines, and penalties actually and reasonably incurred by Indemnitee in connection with the defense or settlement of any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor, and other than a Proceeding brought or initiated voluntarily by Indemnitee), but only if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, in the case of a criminal proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful.  The termination of any such Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

3.                 Indemnity in Proceedings By or In the Right of the Corporation.  The Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of any Proceeding by or in the right of the Corporation to procure a judgment in its favor, but only if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

4.             Indemnification of Expenses of Successful Party.  Notwithstanding any other provision of this Agreement,

(a)           To the extent that Indemnitee has been successful on the merits or otherwise, including by a settlement, in defense of any Proceeding, or in defense of any one or more claims, issues or matters included therein, including the dismissal of any action without prejudice, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith; and

(b)           Indemnitee’s Expenses actually and reasonably incurred in connection with successfully establishing or enforcing, in whole or in part, Indemnitee’s right to indemnification or advancement of Expenses under this Agreement or otherwise, shall also be indemnified by the Corporation.

5.                 Advances of Expenses.  At the written request of Indemnitee, the Expenses reasonably incurred by Indemnitee in any Proceeding, including Expenses billed but not yet paid, shall be paid directly (or if already paid by Indemnitee, shall be reimbursed to Indemnitee) by the Corporation within thirty (30) days after the receipt of the Corporation of such request, including reasonable supporting documentation evidencing such Expenses, in advance of the final disposition of such Proceeding, provided that Indemnitee shall undertake in writing to repay the amounts advanced if and to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification.  If the Corporation makes an advance of Expenses pursuant to this section, the Corporation shall be subrogated to every right of recovery Indemnitee may have against any insurance carrier from whom the Corporation has purchased insurance for such purpose.

6.                 Right of Indemnitee to Indemnification Upon Application; Procedure Upon Application.

(a)           Any indemnification or advancement of Expenses under this Agreement shall be paid by the Corporation no later than thirty (30) days after receipt of the written request of Indemnitee.

(b)          Indemnitee’s right to indemnification or advancement of Expenses as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction.  The burden of proving that such indemnification or advancement is not appropriate shall be on the Corporation.  Neither the failure of the Corporation (including the board of directors, independent legal counsel, or the stockholders) to have made a determination prior to the commencement of such action that Indemnitee has met the applicable standard of conduct nor an actual determination by the Corporation (including the board of directors, independent legal counsel or the stockholders) that Indemnitee has not met such standard shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(c)           With respect to any Proceeding for which indemnification or advancement of Expenses is requested, the Corporation will be entitled to participate therein, to the extent permissible in such Proceeding, at its own expense and, except as otherwise provided below, the Corporation may assume the defense thereof with counsel reasonably satisfactory to Indemnitee.  After notice from the Corporation to Indemnitee of its election to assume the defense of a Proceeding, the Corporation will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than as provided below.  The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent.  Indemnitee shall have the right to employ counsel in any Proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense of the Proceeding shall be at the expense of Indemnitee and shall not be advanced or indemnified by the Corporation, unless:

(i)           The employment of counsel by Indemnitee has been authorized by the Corporation, or

(ii)           Indemnitee shall have reasonably concluded, in writing sent to the Corporation, that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of a Proceeding, or

(iii)         The Corporation shall not in fact have employed counsel to assume the defense of a Proceeding, or

(iv)         Such Expenses of counsel are actually and reasonably incurred in connection with successfully establishing, in whole or in part, Indemnitee’s right to indemnification or advancement of Expenses under this Agreement or otherwise, in each of which cases the fees and expenses of Indemnitee’s counsel shall be advanced by the Corporation.

Notwithstanding the foregoing, the Corporation shall not be entitled to assume the defense of any Proceeding brought by or in the right of the Corporation.

7.                 Limitation on Indemnification.  The Corporation shall not be obligated:

(i)           To indemnify or advance funds to Indemnitee for Expenses with respect to Proceedings initiated or brought voluntarily by Indemnitee and not by way of defense, except: (i) with respect to Proceedings brought to establish or enforce a right to indemnification or advancement of expenses under this Agreement, or (ii) with respect to any other Proceeding initiated by Indemnitee that is either approved by the Board of Directors or in which Indemnitee’s participation is required by applicable law;

(ii)           To indemnify Indemnitee for any Expenses, judgments, fines, or penalties sustained in any Proceeding for which payment is actually made to Indemnitee under a valid and collectible insurance policy, except in respect of any deductible or retention amount, or any excess beyond the amount of payment under such insurance;

(iii)         To indemnify Indemnitee with respect to any Expenses, judgments, fines or penalties sustained in any Proceeding or final judgments for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of § 16(b) of the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state, or local statutory law;

(iv)         To indemnify Indemnitee for any Expenses, judgments, fines or penalties resulting from Indemnitee’s conduct which is finally adjudged to have been willful misconduct, knowingly fraudulent, or deliberately dishonest; or

(v)           If a court of competent jurisdiction finally determines that such payment is unlawful.

8.                 Nonexclusivity and Survival of Rights.

(a)       The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the organizational documents of the Corporation, any other agreement, any vote of stockholders or disinterested directors, any state law, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such directorship and/or office.  The Corporation shall use good faith, commercially reasonable efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

(b)          No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, by Indemnitee shall not prevent the concurrent assertion or employment of any other right or remedy by Indemnitee.

9.                 Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for a portion of the Expenses, judgments, fines, or penalties actually and reasonably incurred by him or her in any Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines, or penalties to which Indemnitee is entitled.

10.                Selection of Independent Legal Counsel.  If an opinion of independent legal counsel shall be required for any purpose under this Agreement, such counsel shall be selected and appointed by or in a manner determined by the board of directors. Such selection and appointment shall also be subject to the consent of Indemnitee, which consent shall not be unreasonably withheld.  Nothing herein shall prohibit the board of directors from selecting Indemnitee’s defense counsel for this purpose if it is determined to be in the best interest of the Corporation as an appropriate way to determine the potential liability of Indemnitee.

11.                Settlement of Proceedings.  In the case of a Proceeding by Indemnitee to establish or enforce a right of Indemnitee under this Agreement, the Corporation shall have the right at any time during such Proceeding to make the determination that it is in the best interests of the Corporation to settle the Proceeding, and to pay all or part of the indemnity sought as a part of such settlement.

12.                Arbitration.  If the Corporation makes a determination that Indemnitee is not entitled to indemnity in connection with a Proceeding, Indemnitee, in addition to all other rights and remedies available to him, shall have the right to de novo review of such determination before a panel of arbitrators chosen in accordance with the commercial arbitration rules of the American Arbitration Association.

13.               Maintenance of Liability Insurance.

(a) The Corporation hereby covenants and agrees that, as long as Indemnitee continues to serve as a director and/or officer of the Corporation and thereafter as long as Indemnitee may be subject to any Proceeding, the Corporation, subject to subsection (c) of this section, shall maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers.  If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Corporation has D&O Insurance in effect, the Corporation shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(b) In all D&O Insurance policies, Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Corporation’s directors and officers.  Further, in all policies of D&O Insurance, coverage for Indemnitee shall include but not be limited to the following:

(i)           Claims asserted by the Corporation’s present or past shareholders,  directors, employees, lenders, customers, suppliers, competitors and regulators, as well as claims in connection with class actions, claims arising out of mergers and acquisitions and antitrust claims asserted by governmental or private parties; but the policy may exclude claims by one insured against another insured, except for employment claims;

(ii)          No exclusion for Indemnitee’s negligence;

(iii)         No exclusion for fraud or deliberate dishonesty, except if there has been a final adjudication of fraud or dishonesty by a court of competent jurisdiction;

(iv)         Punitive and exemplary damages as well as the multiplied portion of any damage award; and

(v)          Any and all Expenses, judgments, fines and penalties not indemnifiable pursuant to this Agreement, the Corporation’s organizational documents, or the laws, rules or regulations of any other jurisdiction or state or federal agency whose laws, rules or regulations may be applicable.

(c) Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain D&O Insurance if and to the extent that the Corporation determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is so limited by exclusions that it provides an insufficient benefit, or Indemnitee is covered by similar insurance maintained by a subsidiary of the Corporation; provided, however, that Corporation covenants and agrees to provide D&O Insurance for the benefit of Indemnitee at  levels no less favorable than that provided to any currently serving director or officer of the Corporation so long as such D&O Insurance coverage is in place.

14.               Miscellaneous.

(a)  Savings Clause.  If this Agreement or any portion hereof is invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee to the extent permitted by any applicable portion of this Agreement that has not been invalidated or by any other applicable law.

(b)  Notice.  Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give to the Corporation notice in writing as soon as practicable of any Proceeding for which indemnity will or could be sought under this Agreement. Notice to the Corporation shall be directed to YTB International, Inc., 1901 East Edwardsville Road, Wood River, Illinois, 62095, Attention: Robert M. Van Patten, or such other address as is then its corporate headquarters, or such other address as the Corporation shall have designated in writing to Indemnitee at his last known residence or office address.  Notice shall be deemed received three days after the date postmarked if sent by prepaid mail, properly addressed.  In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be reasonably within Indemnitee’s power.

(c)  Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall be deemed to constitute one and the same instrument.

(d)  Applicable Law.  This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware.

(e)  Successors and Assigns.  This Agreement shall be binding upon the Corporation and its successors and assigns and upon Indemnitee and his personal representatives, heirs, legatees and assigns.

(f)  Amendments.  No amendment, waiver, modification, termination, or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto. The indemnification rights afforded to Indemnitee hereby are contract rights and may not be diminished, eliminated, or otherwise affected by amendments to the organizational documents of the Corporation or by other agreements without the express written agreement of the parties expressly referring to and consenting to the provision by which such rights will be diminished, eliminated or otherwise affected.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

YTB INTERNATIONAL, INC.

By:	/s/ Robert M. Van Patten
Name:	Robert M. Van Patten
Title:	CEO

Indemnitee:	/s/ Harold L. Kestenbaum
Harold L. Kestenbaum